UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2014

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On December 19, 2014, Gunite Corporation ("Gunite"), a wholly-owned subsidiary of Accuride Corporation ("Accuride") entered into a Modification Agreement (the "Modification Agreement") with GE Capital Commercial Inc. ("GE"). The Modification Agreement, made effective as of December 1, 2014, modifies the terms of that certain Master Lease Agreement and related schedules previously entered into by Gunite and GE as disclosed by Accuride in a Form 8-K filed with the Securities and Exchange Commission on February 16, 2012.  Pursuant to the Modification Agreement, the term of the equipment lease has been extended through November 30, 2019 and the monthly lease payments have been reduced to the following amounts:

•	$205,000 each month for the first 48 months; and
•	$108,309 each month for the following 12 months.

The above summary of the Modification Agreement is qualified in its entirety by reference to the complete terms and provisions of the Modification Agreement and the related documents, which are attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Modification Agreement, dated December 19, 2014 and made effective as of December 1, 2014, by and between Gunite Corporation and GE Capital Commercial Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION
/s/ STEPHEN A. MARTIN	Dated: December 22, 2014
Stephen A. Martin
Senior Vice President / General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Modification Agreement, dated December 19, 2014 and made effective as of December 1, 2014, by and between Gunite Corporation and GE Capital Commercial Inc.